Exhibit 5

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, NY 10112

Tel (212) 408-5100

Fax (212) 541-5369

April 16, 2012

ORBCOMM Inc.

2115 Linwood Avenue

Suite 100

Fort Lee, New Jersey 07024

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by ORBCOMM Inc., a Delaware corporation (the “Company”), of the (i)(a) Company’s debt securities (the “Debt Securities”), (b) shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), (c) shares of the Company’s Preferred Stock, par value $0.001 per share (the “Preferred Stock”), (d) the Company’s warrants to purchase Debt Securities, Common Stock and Preferred Stock (the “Warrants”), and (e) units comprised of one or more of the Company’s Debt Securities, Common Stock, Preferred Stock and Warrants (the “Units”) to be offered and sold by the Company from time to time in accordance with Rule 415 under the Act, and (ii) the shares of Common Stock that may be offered and sold by certain existing stockholders (the “Selling Stockholder Shares” and, collectively with the Debt Securities, the Common Stock, the Preferred Stock, and the Warrants, the “Securities”) from time to time on a delayed or continued basis pursuant to Rule 415 under the Act, we advise as follows:

As counsel for the Company, we are familiar with the Restated Certificate of Incorporation and Amended Bylaws of the Company and we have reviewed (i) the Registration Statement on Form S-3 to be filed by the Company under the Act with respect to the Securities (the “Registration Statement”), (ii) the form of indenture to be entered into between the Company and a trustee to be named therein (the “Trustee”), to be included as an exhibit to the Registration Statement and under which the Debt Securities may be issued (the “Indenture”), and (iii) the corporate proceedings taken by the Company in connection with the authorization of the Registration Statement. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

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In rendering the opinions in this letter, we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities or other persons necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party and (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company.

In rendering the opinions in this letter, we have also assumed, without independent investigation or verification, that at the time any particular Securities (the “Applicable Securities”) are offered or sold pursuant to the Registration Statement:

(a) The Board of Directors of the Company (or any authorized committee thereof) will have adopted resolutions and taken all other actions then required (i) to establish the terms of the Applicable Securities (other than Common Stock and the Selling Stockholder Shares), (ii) to authorize the issuance, offer and sale of the Applicable Securities, (iii) to authorize the execution, delivery and performance by the Company of (A) any instrument establishing the terms for the Applicable Securities (other than Common Stock), including in the case of any Preferred Stock a resolution or resolutions of the Board of Directors and a certificate of designation (the “Certificate of Designation”) conforming to then-applicable requirements of the Delaware General Corporation Law (“DGCL”) and the Company’s Restated Certificate of Incorporation, Amended Bylaws and other organizational documents then in effect (the “Organizational Documents”) and, in the case of Warrants, a warrant agreement, warrant certificate or comparable instrument (the “Warrant Agreement”) and any agreement, certificate or instrument establishing the terms for the Applicable Securities (other than Common Stock) for which the Warrants may be exercised, exchanged or converted (together with the Warrant Agreement, the “Warrant Documents”), and, in the case of Units, a unit agreement, unit certificate or comparable instrument (the “Unit Agreement”) and any agreement, certificate or instrument establishing the terms for the Applicable Securities (other than Common Stock) comprising the Unit (together with the Unit Agreement, the “Unit

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Documents”), and (B) any underwriting agreement, purchase or agency agreement, or other agreement, certificate or instrument applicable to the Applicable Securities (such agreements, certificates or instruments together with the Applicable Securities and the Indenture, the “Documents”), and (iv) to authorize any prospectus supplement required for the Applicable Securities, and such resolutions or other actions will not have been rescinded or modified and will remain in full force and effect.

(b) The Applicable Securities will be issued and sold (i) on the terms authorized by the Board of Directors of the Company, (ii) in compliance with (A) the Organizational Documents (including in the case of Common Stock and Preferred Stock, the then-authorized capital stock of the Company), (B) applicable laws and public policies then in effect and binding on the Company, (C) any applicable order, ruling, judgment or other restriction of any court or other governmental authority with jurisdiction over the Company then binding on the Company, and (D) the Documents then binding on the Company, and any other indentures, contracts, instruments and agreements then binding on the Company, and (iii) in the manner contemplated by the Registration Statement, any amendment thereto and any prospectus supplement relating to the prospectus constituting a part of the Registration Statement.

(c) The Registration Statement will have become effective under the Act and such effectiveness has not been terminated or rescinded.

(d) An appropriate prospectus supplement with respect to the Applicable Securities and the offer and sale of the Applicable Securities pursuant to the other Documents will have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder as then in effect.

(e) Each of the Documents (other than the Common Stock and Preferred Stock) will be governed by the laws of the State of New York.

(f) Each of the Documents (other than the Common Stock and Preferred Stock) will be duly authorized, executed and delivered by each of the parties thereto.

On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1. With respect to any particular series of Debt Securities, when (a) the Indenture or such other indenture as may be applicable has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Trustee (or such other trustee, as the case may be) and the Company and (b) such Debt Securities have been duly authorized, executed, authenticated, issued, sold and delivered against payment of the agreed upon consideration therefor in accordance with the Indenture or such other indenture, as the case may be, and the other Documents applicable to such sale of

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such series of Debt Securities, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

2. With respect to the shares of Common Stock (other than the Selling Stockholder Shares), when such shares of Common Stock have been duly issued, sold and delivered against payment of the agreed upon consideration therefor in accordance with the Organizational Documents and the Documents applicable to such sale of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable, provided that the value of the consideration therefor is not less than the par value per share of the Common Stock.

3. With respect to the shares of any particular series of Preferred Stock, when (a) a Certificate of Designation regarding such series of Preferred Stock has been authorized, executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the DGCL and (b) shares of such series of Preferred Stock have been duly authorized, issued, sold and delivered against payment of the agreed upon consideration therefor in accordance with the Organizational Documents, the Certificate of Designation and the other Documents applicable to such sale of shares of such series of Preferred Stock, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable, provided that the value of the consideration therefor is not less than the par value per share of the Preferred Stock.

4. With respect to the Warrants, when (a) the applicable Warrant Documents have been duly authorized, executed and delivered by the applicable warrant agent and the Company and (b) the Warrants have been duly authorized, executed, authenticated, issued, sold and delivered against payment of the agreed upon consideration therefor in accordance with the applicable Warrant Agreement, the Organizational Documents and the other Documents applicable to such sale of Warrants, such Warrants will be validly issued and will constitute the valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

5. With respect to the Units, when (a) the applicable Unit Documents have been duly authorized, executed and delivered and (b) the Units have been duly authorized, executed, authenticated, issued, sold and delivered against payment of the agreed upon consideration therefor in accordance with the applicable Unit Agreement, the Organizational Documents and the other Documents applicable to such sale of Units, such

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Units will be validly issued and will constitute the valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

6. The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date. The opinions herein are limited to the matters expressly set forth herein, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth herein.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Chadbourne & Parke LLP